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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                   --------

                                   Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 22, 2001


                                Motorola, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

                                    1-7221
                           (Commission File Number)

                                  36-1115800
                     (I.R.S. Employer Identification No.)

                1303 East Algonquin Road, Schaumburg, Illinois
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (847) 576-5000

                                Not applicable
        (Former name or former address, if changed since last report.)
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Item 5. Other Events

     Pursuant to Rule 135c under the Securities Act of 1933 (the "Securities Act"), Motorola, Inc., a Delaware corporation (the "Company"), disclosed in a press release that it intends to issue $400 million aggregate principal amount of senior notes due 2011 (the "Notes"). The press release disclosed that the Company intends to use the proceeds from the issuance of the Notes to reduce short-term indebtedness and for general corporate purposes. The press release also disclosed that the Notes will not be registered under the Securities Act, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and that the Company has agreed that after the issuance of the Notes it will file a registration statement relating to an exchange offer for the Notes under the Securities Act.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                MOTOROLA, INC.


Dated: October 22, 2001                         By: /s/ Carl F. Koenemann
                                                    ---------------------
                                                Carl F. Koenemann
                                                Executive Vice President
                                                and Chief Financial Officer
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                                 EXHIBIT INDEX

The following exhibits are filed herewith.

Exhibit No.     Document

99              Press release dated October 22, 2001.